Exhibit 99.1

PRESS RELEASE -- FOR IMMEDIATE RELEASE

BLENDING LUXURY AND INVESTMENT: GAUCHO HOLDINGS INTRODUCES INNOVATIVE VINEYARD HOME RENTAL PROGRAM

Algodon Wine Estates Sets New Standards in Real Estate and Resort Living with Enhanced Website and Rental Offerings

MIAMI, FL / MARCH 12, 2024 / Gaucho Group Holdings, Inc. (NASDAQ:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), today announced a new venture from its subsidiary, Algodon Wine Estates, a sprawling 4,138-acre wine, wellness, culinary, and sport resort in San Rafael, Mendoza, Argentina, with the launch of its vineyard home rental program. This initiative allows Algodon Wine Estates’ private homeowners to list their luxury vineyard homes for rent through the estate’s resort hospitality portal, available at www.algodonwineestates.com, for short or long-term stays.

The first home to be featured in this program, Casa Gaucho, is a stunning 6,000 sq ft villa. This estate, which is the residence of the Company’s founder and serves as a model home for the real estate project, is enveloped by a historic 1946 Malbec vineyard and a 12-acre olive grove. With its prime location overlooking the 9th hole of the estate’s golf course, Casa Gaucho offers breathtaking views and an array of luxurious amenities including a private pool, elegant galleries, and an exclusive underground wine cellar with a private dining area.

Scott Mathis, CEO and Founder of Gaucho Group Holdings, commented on this development: “The launch of our vineyard home rental program at Algodon Wine Estates marks a significant milestone in our journey. This innovative approach not only enhances the value proposition for our real estate owners but also aligns perfectly with our vision of offering unique luxury experiences. Our presence in Argentina since 2007 has uniquely positioned us to capitalize on the investment opportunities in the region. With established operations and a seasoned management team, we are excited to set new benchmarks in luxury real estate and resort living.”

For information on how to purchase real estate and build your dream vineyard home at Algodon Wine Estates, visit AlgodonWineEstates.com, or call Algodon’s Miami sales office at +1 (786) 936-VINO.

Gaucho Holdings’ established presence in Argentina since 2007, a diversified portfolio, and the synergies among its assets, allow it to leverage joint resources and streamline operations across platforms. This strategic advantage, coupled with a management team experienced in navigating the Argentine market, positions Gaucho Holdings at the forefront of luxury real estate and lifestyle experiences in the region.

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires™ (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.

Rick Stear

Director of Marketing

212.739.7669

rstear@gauchoholdings.com